RESTATED ARTICLES OF INCORPORATION
(with amendment)

OF

RELIABILITY INCORPORATED

1. Reliability Incorporated (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "Act"), hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contains no other changes.

2. The Articles of Incorporation of the Corporation are amended by the Restated Articles of Incorporation as follows:

Articles Two and Seven of the Articles of Incorporation of the Corporation are amended in their entirety to read as set forth in the Restated Articles of Incorporation printed below under paragraph 5 and Article Eight is deleted in its entirety.

3. Each amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and each such amendment made by the Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation on April 26, 1995.

4. The number of shares outstanding was 4,242,848; the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was 4,242,848; the number of shares voted for such Restated Articles of Incorporation as so amended was 3,800,980; and the number of shares voted against such Restated Articles as so amended was 101,334; and the number of shares abstaining was 13,355.

5. The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof:

RESTATED ARTICLES OF INCORPORATION

RELIABILITY INCORPORATED

ARTICLE ONE

The name of the Corporation is Reliability Incorporated.

ARTICLE TWO

The purpose for which the Corporation is organized is to engage in the transaction of any lawful business for which a corporation may be incorporated under the Act.

ARTICLE THREE

The name of its registered agent is Larry Edwards and the address of its registered office is 16400 Park Row, Houston, Texas 77084.

ARTICLE FOUR

The period of its duration is perpetual.

ARTICLE FIVE

The number of Directors shall be fixed by the By-Laws of the Corporation at not less than three, and until changed by such By-Laws shall be three, and the names and addresses of those who are the current directors are as follows:
Name	Address

W. L. Hampton	16400 Park Row Houston, Texas 77084

Everett G. Hanlon	16400 Park Row Houston, Texas 77084

John R. Howard	16400 Park Row Houston, Texas 77084

Thomas L. Langford	16400 Park Row Houston, Texas 77084

A. C. Lederer, Jr.	16400 Park Row Houston, Texas 77084

ARTICLE SIX

The aggregate number of shares which the Corporation shall have authority to issue is Twenty Million shares of common stock (the "Common Stock"), without par value.

ARTICLE SEVEN

Provisions for the regulation of the internal affairs of the Corporation will include the following, but such enumeration is not in limitation of the power of the shareholders or the Board of Directors to formulate in the By-Laws, by resolution, or any other proper manner any other lawful provision not inconsistent with law or these articles:

Section 1. Voting. Each outstanding share, regardless of class, will be entitled to one vote on each matter submitted to a vote of shareholders. At each election of directors every shareholder entitled to vote at such election will be entitled to vote, in person or by proxy, the number of shares owned by him for each director for whose election he has a right to vote. The right of shareholders to cumulate votes in the election of directors is expressly denied.

Section 2. By-Laws. The Board of Directors from time to time may alter, amend or repeal the By-Laws of the Corporation or adopt new By-Laws; but the shareholders from time to time may alter, amend or repeal any By-Laws adopted by the Board of Directors or may adopt new By-Laws.

Section 3. Denial of Preemptive Rights. The shareholders of the Corporation will not have the preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

Section 4. Limitation of Liability of Directors. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director except for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit (whether or not the benefit resulted from an action taken within the scope of the director's office), or (iv) an act or omission for which the liability of the director is expressly provided by applicable statute.

Dated this 26th day of April, 1995.

RELIABILITY INCORPORATED
By:	/s/ Larry Edwards
Larry Edwards, President

Form 424 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment

Entity Information

The name of the filing entity is:

RELIABILITY, INC.
State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.
The filing entity is a: (Select the appropriate entity type below.)

☒	For-profit Corporation	☐	Professional Corporation
☐	Nonprofit Corporation	☐	Professional Limited Liability Company
☐	Cooperative Association	☐	Professional Association
☐	Limited Liability Company	☐	Limited Partnership

The file number issued to the filing entity by the secretary of state is: 0011672900
The date of formation of the entity is: September 21, 1953

Amendments

1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)
The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:
The name of the filing entity is: (state the new name of the entity below)
_________________________________________________
The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.
2. Amended Registered Agent/Registered Office
The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☒ A. The registered agent is an organization (cannot be entity named above) by the name of:

InCorp Services, Inc.
OR
☐ B. The registered agent is an individual resident of the state whose name is:

_________________________________________________
First Name M.I. Last Name Suffix
The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.
C. The business address of the registered agent and the registered office address is:
815 Brazos St., Ste. 500	Austin	TX	78701
Street Address (No P.O. Box) City State Zip Code
3. Other Added, Altered, or Deleted Provisions
Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.
Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☒ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

ARTICLE SIX-The aggregate number of shares which the Corporation shall have the authority to issue is
Three Hundred Million shares of common stock, without par value and One Million shares of preferred stock, without par value. ---- ARTICLE FIVE Current directors are as follows:
Jay Gottlieb Michael Pearce Josh Krom Ron Gutterson Gregg Schneider ·
C/o Reliability, Inc. 410 Park Ave. 15th Floor New York, NY 10022

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)
A. ☒ This document becomes effective when the document is filed by the secretary of state.
B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: _________________________________________________
C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: _____________________________________________
The following event or fact will cause the document to take effect in the manner described below:

Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	7-20-12	By:	/s/ Jay Gottlieb

Signature of authorized person
Jay Gottlieb
Printed or typed name of authorized person (see instructions)